                                                                     EXHIBIT 4.1

================================================================================




                          FIRST SUPPLEMENTAL INDENTURE



                                      AMONG

                    CHEVRONTEXACO CAPITAL COMPANY, As Issuer

                     CHEVRONTEXACO CORPORATION, As Guarantor

                                       and

                         JPMORGAN CHASE BANK, As Trustee




                         Dated as of September 10, 2002




================================================================================

                                TABLE OF CONTENTS

                                   ARTICLE ONE

                                   DEFINITIONS

Section 1.01  Definitions ................................................1
       Adjusted Treasury Rate ............................................1
       First Supplemental Indenture ......................................2
       Indenture .........................................................2
       Original Indenture ................................................2
       Letter of Representation ..........................................2
       Notes .............................................................2
       Statistical Release ...............................................2
       Trustee ...........................................................2
Section 1.02  Other Definitions ..........................................2

                                   ARTICLE TWO

                               TERMS OF THE NOTES

Section 2.01  Notes Constitute a Series of Securities ....................3
Section 2.02  Terms and Provisions of the Notes ..........................3

                                  ARTICLE THREE

                            MISCELLANEOUS PROVISIONS

Section 3.01  Provisions of the Original Indenture .......................4
Section 3.02  Separability of Invalid Provisions .........................4
Section 3.03  Execution in Counterparts ..................................4
Section 3.04  Effectiveness ..............................................4

Signatures

Exhibit A -- Form of Note

                          FIRST SUPPLEMENTAL INDENTURE

        THIS FIRST SUPPLEMENTAL INDENTURE, dated as of September 10, 2002, among CHEVRONTEXACO CAPITAL COMPANY, an unlimited liability company organized under the laws of Nova Scotia, Canada (the "Company"), CHEVRONTEXACO CORPORATION, a Delaware corporation, as Guarantor ("ChevronTexaco") and JPMORGAN CHASE BANK, a corporation organized under the laws of the State of New York, as Trustee (the "Trustee"),

                              W I T N E S S E T H:

        WHEREAS, the Company, ChevronTexaco and the Trustee have entered into that certain Indenture dated as of July 15, 2002 (the "Original Indenture");

        WHEREAS, pursuant to the provisions of Sections 2.01 and 10.01 of the Original Indenture, the Company and ChevronTexaco wish to enter into this First Supplemental Indenture to establish the terms and provisions of a Series of Securities (as defined in the Original Indenture); and

        WHEREAS, in compliance with the requirements of the Original Indenture, the Company and ChevronTexaco have duly authorized the execution and delivery of this First Supplemental Indenture, and all things necessary have been done to make this First Supplemental Indenture a valid agreement of the Company and ChevronTexaco in accordance with its terms:

        NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

        That in consideration of the premises the Company and ChevronTexaco covenant and agree with the Trustee, for the equal and proportionate benefit of the respective holders from time to time of the Securities, as follows:

                                   ARTICLE ONE

                                   DEFINITIONS

        SECTION 1.01 DEFINITIONS. The terms defined in this Section 1.01 shall, for all purposes of the Original Indenture and this First Supplemental Indenture, have the meanings herein specified, unless the context clearly otherwise requires:

ADJUSTED TREASURY RATE

        The term "Adjusted Treasury Rate" shall mean (1) the arithmetic mean of the yields under the heading "Week Ending" published in the Statistical Release most recently published prior to the date of determination under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining term, as of the redemption date, of the Notes being redeemed plus (2) 0.10%. If no maturity set forth under such heading exactly corresponds to the remaining term of the Notes being redeemed, yields for the two published maturities most closely corresponding to the remaining term of the Notes being redeemed will be calculated as described in the preceding sentence, and the Adjusted Treasury Rate will be interpolated or extrapolated from such yields on a straight-line basis, rounding each of the relevant periods to the nearest month. The Adjusted Treasury Rate is to be determined on the third Business Day preceding the Redemption Date.

FIRST SUPPLEMENTAL INDENTURE

        The term "First Supplemental Indenture" shall mean this First Supplemental Indenture dated as of September 10, 2002, among the Company, ChevronTexaco and the Trustee, as such is originally executed, or as it may from time to time be supplemented, modified or amended, as provided herein and in the Indenture.

INDENTURE

        The term "Indenture" shall mean the Indenture dated as of July 15, 2002 among the Company, ChevronTexaco and the Trustee, as such indenture is supplemented by this First Supplemental Indenture, and as it may from time to time hereafter be further supplemented, modified or amended, as provided in the Indenture.

ORIGINAL INDENTURE

        The term "Original Indenture" shall mean the Indenture dated as of July 15, 2002 among the Company, ChevronTexaco and the Trustee, as such Indenture was originally executed.

LETTER OF REPRESENTATION

        The term "Letter of Representation" shall mean, with respect to this First Supplemental Indenture only, the Letter of Representations executed in connection with the Notes among the Company, ChevronTexaco, the Trustee and The Depository Trust Company.

NOTES

        The term "Notes" shall mean the $2,000,000,000 in aggregate principal amount 3.50% Guaranteed Notes Due 2007.

STATISTICAL RELEASE

        The term "Statistical Release" shall mean the statistical release designation "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively-traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination under the terms of the Notes, then such other reasonably comparable index as the Company shall designate.

TRUSTEE

        The term "Trustee" shall mean JPMorgan Chase Bank, a New York corporation, until a successor replaces it pursuant to the applicable provisions of the Indenture and, thereafter, shall mean such successor.

        SECTION 1.02 OTHER DEFINITIONS. All of the terms appearing herein shall be defined as the same are now defined under the provisions of the Original Indenture, except when expressly herein or otherwise defined.

                                   ARTICLE TWO

                               TERMS OF THE NOTES

        SECTION 2.01 NOTES CONSTITUTE A SERIES OF SECURITIES. The Notes are hereby authorized to be issued under the Indenture as a Series of Securities. The Notes shall be in the aggregate principal amount of U.S.$2,000,000,000.

        SECTION 2.02 TERMS AND PROVISIONS OF THE NOTES. The Notes shall be subject to the terms and provisions hereinafter set forth:

        (a) The Notes shall be designated as the 3.50% Guaranteed Notes Due
            2007.

        (b) The Notes shall bear interest on the unpaid principal amount thereof from September 10, 2002.

        (c) The Notes shall mature on September 17, 2007.

        (d) The Notes shall bear interest at the rate of 3.50% per annum, payable on March 17, 2003 and on each March 17 and September 17 thereafter.

        (e) The Notes shall be issued initially as one or more Global Securities (the "Global Notes") in registered form registered in the name of The Depository Trust Company or its nominee in such denominations as are required by the Letter of Representations and otherwise as in substantially the form set forth in Exhibit A to this First Supplemental Indenture with such minor changes thereto as may be required in the process of printing or otherwise producing the Global Notes but not affecting the substance thereof.

        (f) The Depository for the Notes shall be The Depository Trust Company.

        (g) The Global Notes shall be exchangeable for definitive Notes in registered form substantially the same as the Global Notes in denominations of $1,000 or any integral multiple thereof upon the terms and in accordance with the provisions of the Indenture.

        (h) The Notes shall be payable (as to both principal and interest) when and as the same become due at the office of the Trustee; provided that as long as the Notes are in the form of one or more Global Notes, payments of interest may be made by wire transfer in accordance with the provisions of the Letter of Representations and provided further that upon any exchange of the Global Notes for Notes in definitive form, the Company elects to exercise its option to have interest payable by check mailed to the registered owners at such owners' addresses as they appear on the Register, as kept by the Trustee on each relevant Record Date.

        (i) The Trustee shall be registrar for the Notes and the Register of the Notes shall be the principal office of the Trustee in New York.

        (j) The Record Date for the Notes shall be the fifteenth day preceding the relevant interest payment date.

        (k) The Notes shall be subject to redemption, at the option of the Company, in whole or in part, at any time at a redemption price equal to the greater of (a) 100% of the principal amount of the Notes being redeemed and (b) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including the portion of any such payments of interest accrued as of the redemption date), discounted to the redemption date on a semiannual basis at the Adjusted Treasury Rate, plus interest accrued on the Notes being redeemed to the redemption date. The redemption price is calculated assuming a 360-day year consisting of twelve 30-day months.

                                  ARTICLE THREE

                            MISCELLANEOUS PROVISIONS

        SECTION 3.01 PROVISIONS OF THE ORIGINAL INDENTURE. Except insofar as herein otherwise expressly provided, all of the definitions, provisions, terms and conditions of the Original Indenture shall be deemed to be incorporated in and made a part of this First Supplemental Indenture; and the Original Indenture, as amended and supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and the Original Indenture and this First Supplemental Indenture shall be read, taken and considered as one and the same instrument.

        SECTION 3.02 SEPARABILITY OF INVALID PROVISIONS. In case any one or more of the provisions contained in this First Supplemental Indenture shall be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions contained in this First Supplemental Indenture, and to the extent and only to the extent that any such provision is invalid, illegal or unenforceable, this First Supplemental Indenture shall be construed as if such provision had never been contained herein.

        SECTION 3.03 EXECUTION IN COUNTERPARTS. This First Supplemental Indenture may be simultaneously executed and delivered in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original.

        SECTION 3.04 EFFECTIVENESS. The obligations of the parties hereto shall become effective as of the date of this First Supplemental Indenture.

        IN WITNESS WHEREOF, CHEVRONTEXACO CAPITAL COMPANY, CHEVRONTEXACO CORPORATION and JPMORGAN CHASE BANK have each caused this Indenture to be duly executed, all as of the day and year first written above.


                                            CHEVRONTEXACO CAPITAL COMPANY


                                            By: /s/ R.C. Gordan
                                                --------------------------------


                                            CHEVRONTEXACO CORPORATION


                                            By: /s/ R.C. Gordan
                                                --------------------------------


                                            JPMORGAN CHASE BANK, as Trustee


                                            By:  /s/ J. D. Heaney
                                                 -------------------------------

                                    Exhibit A

$000,000,000                                                   CUSIP 166760 AA 6
N-1                                                            ISIN US166760AA64

                          CHEVRONTEXACO CAPITAL COMPANY

                         3.50% GUARANTEED NOTE DUE 2007

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO CHEVRONTEXACO CAPITAL COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        CHEVRONTEXACO CAPITAL COMPANY (herein referred to as the "Company"), an unlimited liability company organized and existing under the laws of Nova Scotia, Canada, for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of ___ Million Dollars ($000,000,000) on September 17, 2007 in lawful money of the United States of America and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) thereon in like money from September 10, 2002 or from the most recent Interest Payment Date (hereinafter defined) to which interest has been paid or duly provided for until payment of such principal sum, at the rate of 3.50% per annum, payable on each March 17 and September 17 , commencing March 17, 2003 (the "Interest Payment Dates").

        The principal hereof is payable upon presentation and surrender of this Note at the principal office of JPMorgan Chase Bank, as Trustee (herein called the "Trustee"), in New York, New York. Interest on this Note may be payable by check or draft mailed to the person in whose name this Note is registered at the close of business on the Record Date for such interest payment at such person's address as it appears on the registration books of the Trustee. The Record Date for the Notes is the date which is 15 days prior to the relevant Interest Payment Date.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF FULLY SET FORTH AT THIS PLACE.

        This Note shall not be entitled to any benefit under the Indenture (hereinafter defined), or become valid or obligatory for any purpose, until the Certificate of Authentication hereon endorsed shall have been executed by manual signature by the Trustee.

        IN WITNESS WHEREOF, CHEVRONTEXACO CAPITAL COMPANY has caused this Note to be signed by its Assistant Treasurer manually or in facsimile and its corporate seal to be imprinted hereon and attested by the manual or facsimile signature of its Secretary or an Assistant Secretary.


                                                 CHEVRONTEXACO CAPITAL COMPANY

                                                 By:
                                                    ----------------------------

Attest:
         -----------------------------------
Assistant Secretary

Dated: September 10, 2002

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities, of the Series designated herein, described in the within-mentioned Indenture.

JPMORGAN CHASE BANK, as Trustee


By:
    ----------------------------------------
            Authorized Officer

                          CHEVRONTEXACO CAPITAL COMPANY

                         3.50% GUARANTEED NOTE DUE 2007

        This Note is one of a duly authorized issue of securities of the Company, not limited in aggregate principal amount, all issued or to be issued in one or more series of varying dates, numbers, interest rates and other provisions, under an Indenture dated as of July 15, 2002, as amended by the First Supplemental Indenture dated as of September 10, 2002 (such indenture as so amended being herein referred to as the "Indenture") each being among the Company, ChevronTexaco Corporation, a Delaware corporation ("ChevronTexaco"), as guarantor, and the Trustee. This Note is one of a series of Notes designated as its "3.50% Guaranteed Notes Due 2007" aggregating $2,000,000,000 in principal amount (herein called the "Notes").

        Reference is hereby made to the Indenture and all indentures supplemental thereto for a description of the rights, obligations, duties and immunities thereunder of the Company, ChevronTexaco, the Trustee and the holders of the Notes, to all of the provisions of which Indenture the registered owner of this Note, by acceptance hereof, assents and agrees. The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Securities (which term is defined in the Indenture as any security or securities of the Company, authenticated and delivered under the Indenture) at the time Outstanding (as defined in the Indenture) and affected by such supplemental indenture, to execute one or more supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of such Securities; provided, however, that no such supplemental indenture shall, without the consent of the holder of each Outstanding Security (including the Notes) affected thereby: (1) change the fixed maturity or redemption date of any Note, or reduce the rate of interest on any Note or the method of determining such rate of interest or extend the time of payment of interest, or reduce the principal amount thereof, or reduce any premium payable on the redemption thereof, or change the coin or currency in which the Notes or the interest thereon is payable or impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof, (2) reduce the aforesaid percentage of holders of the Outstanding Securities whose consent is required for the execution of such supplemental indenture, or the consent of the holders of which is required for any waiver provided for in the Indenture or (3) change the time of payment. It is also provided in the Indenture that the holders of a majority in principal amount of the Notes may waive (a) compliance by ChevronTexaco with the covenants contained in Article Four of the Indenture with respect to the Notes and (b) any past or existing Event of Default with respect to the Notes and its consequences except a continuing default in the payment of the principal of or interest on the Notes or in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the registered owner of the Note so affected.

        Under the terms of the Indenture, ChevronTexaco unconditionally guarantees to the holders from time to time of the Notes: (a) the full and prompt payment of the principal of the Notes when and as the same shall become due and (b) the full and prompt payment of the interest on the Notes when the same shall become due. No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any interest on this Note at the place, at the respective times, at the rate and in the currency herein prescribed, nor shall any such reference alter or impair the obligation of ChevronTexaco to unconditionally guarantee to the holders from time to time of the Notes the payment of principal of and interest on the Notes.

        The Notes shall be subject to redemption at the option of the Company as a whole or in part, on any date at a redemption price equal to the greater of
(a) 100% of the principal amount of the Notes being redeemed and (b) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including the portion of any such payments of interest accrued as of the redemption date), discounted to the redemption date on a semiannual basis at the Adjusted Treasury Rate (as hereinafter defined), plus interest accrued on the Notes being redeemed to the redemption date. The redemption price is calculated assuming a 360-day year consisting of twelve 30-day months. The "Adjusted Treasury Rate" is to be determined on the third Business Day preceding the redemption date and means (1) the arithmetic mean of the yields under the heading "Week Ending" published in the Statistical Release (hereinafter defined) most recently published prior to the date of determination under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining term, as of the redemption date, of the Notes being redeemed plus (2) 0.10%. If no maturity set forth under such heading exactly corresponds to the term of the Notes being redeemed, yields for the two published maturities most closely corresponding to the remaining term of the Notes being redeemed will be calculated as described in the preceding sentence, and the Adjusted Treasury Rate will be interpolated or extrapolated from such yields on a straight-line basis, rounding each of the relevant period to the nearest month. The term "Statistical Release" means the statistical release designation "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively-traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination under the terms of the Notes, then such other reasonably comparable index as the Company shall designate. As provided in the Indenture, notice of redemption shall be given to the registered owners of Notes to be redeemed by mailing a notice of such redemption not less than 30 nor more than 60 days prior to the date fixed for redemption, to their addresses as they appear on the register books.

        If an Event of Default (as that term is defined in the Indenture) shall occur, the principal of all Notes and the interest accrued thereon may be declared due and payable upon the conditions, in the manner and with the effect provided in the Indenture. The Indenture provides that in certain events such declaration and its consequences may be waived by the holders of a majority in aggregate principal amount of the Notes then Outstanding.

        The Notes are issuable in registered form in denominations of $1,000 and any integral multiple thereof. Notes may be exchanged for a like aggregate amount of Notes of other authorized denominations as provided in the Indenture. This Note is transferable at the office of the Trustee in New York, New York by the registered owner hereof in person, or by such registered owner's attorney duly authorized in writing, on the books of the Company at said office, but only in the manner, subject to the limitations and upon payment of the charges provided in the Indenture, and upon surrender and cancellation of this Note. Upon such transfer a new fully registered Note or Notes of authorized denomination or denominations, for the same aggregate principal amount will be issued to the transferee in exchange herefor.

        The Company, ChevronTexaco, the Trustee and any agent of the Company, ChevronTexaco or the Trustee and any paying agent may treat the registered owner hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company, ChevronTexaco or the Trustee) for the purpose of receiving payment hereof or on account hereof and for all other purposes, and none of the Company, ChevronTexaco, the Trustee or any such agent shall be affected by notice to the contrary.

        THIS NOTE AND THE OBLIGATIONS OF THE COMPANY AND CHEVRONTEXACO IN RESPECT HEREOF ARE GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

        No recourse shall be had for the payment of the principal of or the interest on this Note or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or ChevronTexaco or of any successor of the Company or ChevronTexaco, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.